IDS Market Advantage Series, Inc.
File No. 33-30770/811-5897

                                                   EXHIBIT INDEX


Exhibit (d)(3):            Investment Management Services Agreement

Exhibit (d)(4):            Investment Sub-advisory Agreement

Exhibit (e)(2):            Distribution Agreement

Exhibit (g)(3):            Custodian Agreement

Exhibit (h)(3):            Administrative Services Agreement

Exhibit (h)(8):            Transfer Agency Agreement

Exhibit (i):               Opinion and consent of counsel

Exhibit (m)(2):            Plan and Agreement of Distribution

Exhibit (o)(2):            Rule 18f-3 Plan